 As filed with the Securities and Exchange Commission on June 28, 2001 Registration No. 333- =======================================================================================================================================

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCIOS INC.

(Exact name of registrant as specified in its charter) Delaware SCIOS INC. 95-3701481 (State or Other Jurisdiction 820 West Maude Avenue (I.R.S. Employer of Incorporation or Organization) Sunnyvale, California 94085 Identification Number)

(408) 616-8200

(Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

SCIOS INC.

1992 EQUITY INCENTIVE PLAN

and

SCIOS INC.

1996 NON-OFFICER STOCK OPTION PLAN

(Full Title of the Plans)

John H. Newman

Senior Vice President

SCIOS INC.

749 N. Mary Avenue

Sunnyvale, California 94085

(408) 616-8200

(Name, address, including ZIP code, and telephone number, including area code, of agent for service) Copy to: Kimberly L. Wilkinson, Esq. LATHAM &WATKINS 505 Montgomery Street, Suite 1900 San Francisco, California 94111 (415) 391-0600

CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                              Proposed Maximum      Proposed Maximum
        Title of Securities to             Amount to be        Offering Price      Aggregate Offering       Amount of
            be Registered                 Registered(1)         Per Share (2)           Price(2)         Registration Fee
----------------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001 Par Value        3,795,000 shares          $22.00             $83,490,000           $20,872.50
============================================================================================================================
(1)	The Scios Inc. 1992 Equity Incentive Plan authorizes the issuance of a maximum of 6,500,000 shares of the Company’s Common Stock in connection with stock bonuses, restricted stock and upon the exercise of stock options, 1,500,000 of which are being registered hereunder. The remaining 5,000,000 shares were registered on two Registration Statements on Form S-8, the first filed August 31, 1992 (File No. 33-51590) for 3,500,000 shares and the second filed September 9, 1997 (File No. 333-35201) for 1,500,000 shares. The Scios Inc. 1996 Non-Officer Stock Option Plan authorizes the issuance of a maximum of 3,795,000 shares of the Company’s Common Stock in connection with stock bonuses, restricted stock and upon the exercise of stock options, 2,295,000 of which are being registered hereunder. The remaining 1,500,000 shares were registered on two Registration Statements on Form S-8, the first filed September 9, 1997 (File No. 333-35201) for 700,000 shares and the second filed June 8, 1998 (File No. 333-56269) for 800,000 shares. No stock bonuses, restricted stock, stock options or other awards have been granted with respect to the 3,795,000 shares being registered hereunder.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h), as amended, and is based on the average of the high and low sale prices of the Common Stock, as reported on The Nasdaq National Market on June 26, 2001.

Proposed sale to take place as soon as practical after the Registration Statement becomes effective. =======================================================================================================================================

PART I

Item 1. Plan Information

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

Item 3. Incorporation of Documents by Reference

The following documents filed by Scios Inc., a Delaware corporation (the "Company" or the "Registrant") under the Securities Exchange Act of 1934, as amended, with the SEC are incorporated herein by reference.

        (a) Our prospectus supplement and accompanying prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended with the SEC on June 19, 2001, including any subsequently filed prospectus supplement updating such description;

(b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the SEC on May 15, 2001;

        (c) The description of our Common Stock, par value $.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on June 19, 1990, including any subsequently filed amendments and reports updating such description.

(d) All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Exchange Act since December 31, 2000. In addition, all documents which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Under Section 145 of the General Corporation Law of the State of Delaware (DGCL), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. Article IV of our Amended and Restated Certificate of Incorporation, as amended, provides that we will indemnify our directors and officers to the full extent permitted by law and that no director shall be liable for monetary damages to the Registrant or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any unlawful payments or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. In addition, under indemnification agreements with our directors, we are obligated, to the fullest extent permissible by the DGCL, as it currently exists or may be amended, to indemnify and hold harmless our directors, from and against all expense, liability and loss reasonably incurred or suffered by such directors.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

The following documents are filed as part of this Registration Statement. Exhibit Number Description -------------- ----------- 4.1 1992 Equity Incentive Plan. 5.1 Opinion of Latham & Watkins regarding the legality of securities registered. 23.1 Consent of Latham & Watkins (included in its opinion filed as Exhibit 5.1). 23.2 Consent of PricewaterhouseCoopers LLP, Independent Accountants. 24.1 Powers of Attorney (included in the signature page to this Registration Statement).

Item 9. Undertakings

(a) We hereby undertake: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 28 day of June, 2001. SCIOS INC. By: /s/ Richard B. Brewer ----------------------------------------------------- Richard B. Brewer President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned officers and directors of Scios, Inc., a Delaware corporation, do hereby constitute and appoint Richard B. Brewer, David W. Gryska and John H. Newman, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts. IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature                                Title                                                         Date
---------                                -----                                                         ----

/s/ Richard B. Brewer                    President and Chief Executive Officer                     June 28, 2001
---------------------------------
Richard B. Brewer                        (Principal Executive Officer)

/s/ David W. Gryska                      Senior Vice President,                                    June 28, 2001
---------------------------------
David W. Gryska                          Finance and Chief Financial Officer
                                         (Principal Financial and Accounting Officer)

/s/ Donald B. Rice                       Chairman of the Board                                     June 28, 2001
---------------------------------
Donald B. Rice

/s/ Samuel H. Armacost                   Director                                                  June 28, 2001
---------------------------------
Samuel H. Armacost

/s/ Randal J. Kirk                       Director                                                  June 28, 2001
---------------------------------
Randal J. Kirk

/s/ Charles A. Sanders                   Director                                                  June 28, 2001
---------------------------------
Charles A. Sanders

/s/ Solomon H. Snyder                    Director                                                  June 28, 2001
---------------------------------
Solomon H. Snyder

/s/ Burton E. Sobel                      Director                                                  June 28, 2001
---------------------------------
Burton E. Sobel

                                         Director                                                  June __, 2001
---------------------------------
Eugene L. Step

SCIOS INC.

1992 EQUITY INCENTIVE PLAN

Adopted February 11, 1992

Approved by Stockholders May 5, 1992

Amended February 3, 1997

Approved By Stockholders May 13, 1997

Amended February 9, 1998

Approved By Stockholders May 12, 1998

Amended February 5, 2001

Approved by Stockholders May 8, 2001

1. PURPOSES.

(a) The purpose of the 1992 Equity Incentive Plan (the “Plan”) is to provide a means by which Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Supplemental Stock Options, (iii) stock bonuses, and (iv) rights to purchase restricted stock, all as defined below.

(b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to section 6 or 8 hereof, including Incentive Stock Options and Supplemental Stock Options, or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to section 7 hereof. All Options shall be separately designated Incentive Stock Options or Supplemental Stock Options at the time of grant, and in such form as issued pursuant to section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2. DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

(b) "Board" means the Board of Directors of the Company. (c) "Code" means the Internal Revenue Code of 1986, as amended. (d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan. (e) "Company" means Scios Inc., a Delaware corporation.

(f) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render services and who is compensated for such services, provided that the term “Consultant” shall not include a Director whose only services to the Company are provided in his capacity as a Director.

(g) “Continuous Status as an Employee, Director or Consultant” means that the service of an individual to the Company, whether as an Employee, Director, or Consultant is not interrupted or terminated by the Company or any Affiliate. The Board or the chief executive officer of the Company may determine, in that party’s sole discretion, whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or its successor.

(h) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(i) "Director" means a member of the Board. (j) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k) “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(m) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(n) "Non-Employed Director" means a Director who is not an Employee or Consultant of the Company or an Affiliate of the Company.

(o) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(p) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q) "Option" means a stock option granted pursuant to the Plan.

(r) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(s) "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

(t) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(u) "Plan" means this 1992 Equity Incentive Plan.

(v) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

(w) "Securities Act" means the Securities Act of 1933, as amended, with respect to the Company at the time.

(x) “Stock Award” means any right granted under the Plan, including any Option, any stock bonus and any right to purchase restricted stock.

(y) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(z) "Supplemental Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

3. ADMINISTRATION.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b) Subject to the provisions of section 8, the Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Supplemental Stock Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan of a Stock Award as provided in section 14.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”), all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding anything in this section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code. The Board may abolish any such committee at any time and revest in the Board the administration of the Plan.

4. SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of section 13 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate six million five hundred thousand (6,500,000) shares of the Company’s common stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY.

(a) Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

(b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Subject to the provisions of section 13 relating to adjustment upon changes in stock, no person shall be eligible to be granted Options covering more than three hundred thousand (300,000) shares of the Company’s common stock in any calendar year.

6. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions: (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the Option on the date the Option is granted. The exercise price of each Supplemental Stock Option shall be not less than eighty-five percent (85%) of the fair market value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Supplemental Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of grant of an Incentive Stock Option or either at the time of the grant or exercise of a Supplemental Stock Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment arrangement, except that payment of the common stock’s “par value” (as defined in the Delaware General Corporation Law) shall not be made by deferred payment, or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Supplemental Stock Option shall not be transferable except by will or by the laws of descent and distribution (and shall be exercisable during the lifetime of the person to whom the Supplemental Stock Option is granted only by such person) unless the applicable Option Agreement expressly provides for other transferability. Notwithstanding the foregoing, the person to whom an Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

(e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the Option. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(f) Termination of Status as an Employee, Director or Consultant. An Option shall terminate three (3) months after termination of the Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate, unless (i) such termination is due to such person’s Disability, in which case the Option may, but need not, provide that it may be exercised at any time within one (1) year following termination of the Continuous Status as an Employee, Director or Consultant, or (ii) the Optionee dies while in the employ of or while serving as a Consultant or Director to the Company or an Affiliate, or within not more than three (3) months after termination of the Continuous Status as an Employee, Director or Consultant in which case the Option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the Optionee by the person or persons to whom the Optionee’s rights under such option pass by will or by the laws of descent and distribution; or (iii) the Option by its terms specifies either (A) that it shall terminate sooner than three (3) months after termination of the Continuous Status as an Employee, Director or Consultant, or (B) that it may be exercised more than three (3) months after termination of the Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate. This subsection 6(f) shall not be construed to extend the term of any Option or to permit anyone to exercise the Option after expiration of its term, nor shall it be construed to increase the number of shares as to which any Option is exercisable from the amount exercisable on the date of termination of the Continuous Status as an Employee, Director or Consultant.

(g) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

(h) Re-Load Options. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a “Re-Load Option”) in the event the Optionee exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of common stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the fair market value of the common stock subject to the Re-Load Option on the date of exercise of the original Option or, in the case of a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% stockholder (as described in subsection 5(b)), shall have an exercise price which is equal to one hundred ten percent (110%) of the fair market value of the stock subject to the Re-Load Option on the date of exercise of the original Option.

Any such Re-Load Option may be an Incentive Stock Option or a Supplemental Stock Option, as the

Board or Committee may designate at the time of the grant of the original Option, provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 12(d) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and the limits on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7. TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK. Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

(a) Purchase Price. The purchase price under each stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such Stock Award Agreement. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

(b) Transferability. No rights under a stock bonus or restricted stock purchase agreement shall be transferable, except by will or the laws of descent and distribution, unless the applicable Stock Award Agreement expressly provides for other transferability.

(c) Consideration. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment arrangement, except that payment of the common stock’s “par value” (as defined in the Delaware General Corporation Law) shall not be made by deferred payment, or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

(d) Vesting. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

(e) Termination of Employment or Relationship as a Director or Consultant. In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8. NON-EMPLOYED DIRECTOR OPTIONS.

(a) Only Non-Employed Directors shall be eligible to receive Options as provided for in this section 8. All Options granted pursuant to this section 8 shall be subject to all other provisions of the Plan, as modified by this section 8.

(b) The following Non-Employed Director Options shall be granted under the Plan:

(i) Each person who is on or after the date hereof elected for the first time to be a Non-Employed Director shall, upon the date of his initial election to be a Non-Employed Director by the Board or stockholders of the Company, automatically be granted a Supplemental Stock Option to purchase ten thousand (10,000) shares of the Company’s common stock (subject to adjustment as provided in section 13 hereof) on such date.

(ii) Each Non-Employed Director who serves on the Company’s Board of Directors shall automatically be granted, at each annual meeting where the director is elected to the Board, a Supplemental Stock Option to purchase ten thousand (10,000) shares of the Company’s common stock (subject to adjustment as provided in section 13 hereof).

(c) The exercise price of each Non-Employed Director Option shall be one hundred percent (100%) of the fair market value of the stock subject to such Option on the date such Option is granted.

(d) The term of each Non-Employed Director Option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date (“Expiration Date”) ten (10) years from the date of grant. The term of each Non-Employed Director Option may terminate sooner than such Expiration Date if the Optionee’s service as a Non-Employed Director (or subsequent services as an Employee) of the Company terminates for any reason or for no reason. In the event of such termination of service, the Option shall terminate on the earlier of the Expiration Date or the date twelve (12) months following the date of termination of service; provided, however, that if such termination of service is due to the Optionee’s death, the Option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of the Optionee’s death. In any and all circumstances, a Non-Employed Director Option may be exercised following termination of the Optionee’s service to the Company only as to that number of shares as to which it was exercisable on the date of termination of such service under the provisions of subsections 8(f) and 8(g). Notwithstanding the foregoing, if exercise within the foregoing periods is prohibited under subsection 10(b) below, the term of the Option shall be extended to a date thirty (30) days following the first date on which the condition of subsection 10(b) of the Plan has been met, and the Option shall be exercisable as to the number of shares that could have been exercised on the date of termination of service had the condition of subsection 10(b) been satisfied on that date.

(e) Payment of the exercise price of each Non-Employed Director Option is due in full in cash upon any exercise when the number of shares being purchased upon such exercise is less than 1,000 shares; but when the number of shares being purchased upon an exercise is 1,000 or more shares, the Optionee may elect to make payment of the exercise price under one of the following alternatives:

(i) Payment of the exercise price per share in cash at the time of exercise; or

(ii) Provided that at the time of exercise the Company’s common stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of already-owned shares of common stock of the Company owned by the Optionee for at least six (6) months and owned free and clear of any liens, claims, encumbrances or security interests, which common stock shall be valued at fair market value on the date of exercise; or

(iii) Payment by a combination of the methods of payment specified in subsections 8(e)(i) and 8(e)(ii) above.

(f) (i) Subject to the provisions of section 13, the Non-Employed Director Options described in subsection 8(b) shall become exercisable in twelve equal monthly installments from the date of grant; provided that shares shall become exercisable only during period that the Optionee is a Non-Employed Director of the Company.

(ii) Subject to the limitations contained herein including, without limitation, those contained in subsection 10(b) and section 16, each Option shall be exercisable with respect to each installment on or after the date of vesting applicable to such installment, provided, however, that the minimum number of shares with respect to which a Non-Employed Director Option may be exercised at any one time is one hundred (100), except that the last exercise thereunder may be less than one hundred (100).

(g) No Non-Employed Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

(h) It shall be a condition precedent to the Company’s obligation to issue or transfer shares to a Non-Employed Director, or to evidence the removal of any restrictions on transfer, that such Non-Employed Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

9. CANCELLATION AND RE-GRANT OF OPTIONS.

(a) Except with respect to Non-Employed Director Options, the Board or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected holders of Options, (i) the repricing of any outstanding Options under the Plan and/or (ii) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than the minimum exercise price required pursuant to subsections 5(b) and 6(b) on the new grant date. Notwithstanding the foregoing, the Board or the Committee may grant an Option with an exercise price lower than that set forth above if such Option and/or Stock Appreciation Right is granted as part of a transaction to which section 424(a) of the Code applies.

(b) Shares subject to an Option canceled under this Section 9 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to subsection 5(c) of the Plan. The repricing of an Option under this Section 9, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to subsection 5(c) of the Plan. The provisions of this subsection 9(b) shall be applicable only to the extent required by Section 162(m) of the Code.

10. COVENANTS OF THE COMPANY.

(a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards up to the number of shares of stock authorized under the Plan.

(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock under the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock under such Stock Awards unless and until such authority is obtained.

11. USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

12. MISCELLANEOUS.

(a) Except with respect to Non-Employed Director Options, the Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Neither an Optionee nor any person to whom a Stock Award is transferred under subsection 6(d) or 7(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant, Optionee, or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee, with or without cause, or the right of the Company’s Board of Directors and/or the Company’s stockholders to remove any Director as provided in the Company’s Bylaws and the provisions of the Delaware General Corporation Law or the right to terminate the relationship of any Consultant subject to the terms of such Consultant’s agreement with the Company or Affiliate.

(d) To the extent that the aggregate fair market value (determined at the time of grant) of stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Supplemental Stock Options.

(e) Withholding. To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise of acquisition of such Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

(f) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d) or 7(b), as a condition of exercising or acquiring stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if a. the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or b. as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

13. ADJUSTMENTS UPON CHANGES IN STOCK.

(a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the type(s) and the maximum number of securities subject to the Plan pursuant to subsection 4(a) and the limitation of subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the type(s) and number of securities and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, (ii) such Stock Awards shall continue in full force and effect, or (iii) any outstanding unexercised rights under any Stock Awards shall be terminated if not exercised prior to such event, provided, however, that with respect to Stock Awards then held by persons performing services for the Company or an Affiliate, the time during which such Stock Awards become vested or may be exercised shall be accelerated prior to such termination.

(c) In the event a change in control (as hereinafter defined) occurs at the Company after the date of adoption of this Plan and, within one (1) year of such change in control, (i) an Optionee's employment with the Company and its Affiliates is terminated other than for cause (as hereinafter defined), or (ii) a Non-Employee Director's directorship with the Company is terminated by the Company or by the Non-Employee Director for any reason or for no reason, Options held by such terminated Employee or Director may be exercised in full following such termination without regard to the vesting limitations to which such Options are otherwise subject. For the purposes of the foregoing, a "change in control" shall have occurred if (i) any person (as defined in Section 13 of the Exchange Act) acquires shares, other than directly from the Company, and thereby becomes the owner of more than thirty percent (30%) of the Company's outstanding shares (on a fully diluted basis) or (ii) the Company enters into a merger (other than one in connection with a voluntary change of corporate domicile or similar reorganization or recapitalization transaction) in which the stockholders of the Company (determined immediately prior to the merger) do not own at least fifty percent (50%) of the outstanding shares of the surviving entity after the merger. For purposes of the foregoing, a termination shall be deemed to have been made for "cause" in the event the Optionee's employment is terminated for any of the following reasons: (A) the Optionee's continued failure to substantially perform his duties with the Company or its Affiliates, (B) the engaging by the Optionee in gross misconduct materially and demonstrably injurious to the Company, its Affiliates or their Employees, or (C) illicit drug use or habitual alcohol use, or (D) the commission by the Optionee of any felony.

14. AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan, provided, however, that the Board shall not amend the Plan more than once every six (6) months with respect to the provisions of the section 8 of Plan (which relate to the amount, price and timing of grants of Non-Employed Director Options), other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. However, except as provided in Section 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares reserved for Stock Awards under the Plan;

(ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code.

(b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionee with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(c) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

(d) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

15. TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on February 2, 2007. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

16. EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Stock Awards granted under the Plan shall be exercisable unless and until the Plan has been approved by the stockholders of the Company, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

EXHIBIT 5.1

[Letterhead of LATHAM & WATKINS]

June 28, 2001 Scios Inc. 820 West Maude Avenue Sunnyvale, California 94085 Re: Registration Statement on Form S-8 ---------------------------------- Ladies and Gentlemen: In connection with the registration of 3,795,000 shares of common stock of the Company, par value $0.001 per share (the "Shares"), issuable under the Company's 1992 Equity Incentive Plan and the Company's 1996 Non-Officer Stock Option Plan (the "Plans"), under the Securities Act of 1933, as amended (the "Act"), by Scios Inc., a Delaware corporation (the "Company"), on Form S-8 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We are opining herein as to the effect on the subject transaction only the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Plans and the Registration Statement, will be validly issued, fully paid and nonassessable. We consent to your filing this opinion as an exhibit to the Registration Statement. Very truly yours, /s/ Latham & Watkins EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2001, except for Note 18b as to which the date is March 27, 2001, relating to the consolidated financial statements, which appears in Scios Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP San Jose, California June 28, 2001